UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2014

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA	91107
(Address of Principal Executive Offices)	(Zip Code)

(626) 765-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 17, 2014, Green Dot Corporation (“Green Dot”) agreed to issue up to 520,825 shares of Green Dot’s Class A common stock (“Common Stock”) to certain equityholders of a privately-held company as partial consideration to be paid by Green Dot in connection with the consummation of a proposed acquisition of that company by Green Dot. The proposed acquisition is subject to certain closing conditions which as of the date of this filing have not been met. Therefore, there can be no assurance that the proposed acquisition will be completed. If issued, the shares will not be registered under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act for a transaction by an issuer not involving a public offering.

On November 26, 2014, Green Dot issued 451,874 shares of Common Stock to certain equityholders of another privately-held company as partial consideration paid by Green Dot in connection with the consummation of Green Dot’s acquisition of that company. The shares were not registered under the Securities Act in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act for a transaction by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci General Counsel and Secretary

Date: December 23, 2014